As filed with the Securities and Exchange Commission on January 11, 2006

Registration No. 333-128799

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	55-0862656
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(859) 581-5900

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

J. William Blackham

President and Chief Executive Officer

Eagle Hospitality Properties Trust, Inc.

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

Phone: (859) 581-5900

Facsimile: (859) 581-4650

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to: Brad S. Markoff Jeffrey D. Miller DLA Piper Rudnick Gray Cary US LLP 4700 Six Forks Road, Suite 200 Raleigh, NC 27609-5244 Phone: (919) 786-2005 Facsimile: (919) 786-2205

Approximate date of commencement of proposed sale to public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. We have estimated all amounts except the SEC registration fee.

Item	Amount
SEC registration fee	$6,580
Printing and reproduction expenses	3,000
Professional fees and expenses	15,000
Miscellaneous expenses	4,500

Total	$29,080

Item 15.    Indemnification of Directors and Officers

Our officers and directors are and will be indemnified against certain liabilities under Maryland law and under our charter. Our charter requires us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of Maryland. Our charter provides that we will indemnify our directors and officers against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities, unless (a) it is in connection with a proceeding by or in the right of the corporation against the director or officer and such director or officer is adjudged liable to the corporation; (b) it is in connection with a proceeding charging improper personal benefit to the director or officer and such director or officer is adjudged liable on the basis that such personal benefit was improperly received; (c) it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (d) it is established that the director or officer actually received an improper personal benefit in money, property or services, (e) it is established that, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

In addition, our charter provides that, to the fullest extent permitted under Maryland law, our directors and officers will not be liable to the company and our stockholders for money damages. Under Maryland law, a corporation formed in Maryland is permitted to limit, by provision in its charter, the liability of directors and officers so that no director or officer of the corporation shall be liable to the corporation or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer, is entered in a proceeding based on a finding in a proceeding that the director’s or officer’s action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

To the maximum extent permitted by Maryland law in effect from time to time, our bylaws provide that we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding generally to any of our current or former officers or directors who are made a party to a proceeding by reason of his service in that capacity. The bylaws also state that we may, with the approval of our board of directors, provide such indemnification and advance for expenses to a person who served as an officer or director of a predecessor of ours.

We maintain a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

Ex.	Description

5	Opinion of DLA Piper Rudnick Gray Cary US LLP re legality*

8	Opinion of DLA Piper Rudnick Gray Cary US LLP re tax matters*

23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibits 5 and 8)*

23.2	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP*

23.3	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP*

23.4	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP*

23.5	Consent of Independent Registered Public Accounting Firm Perdomo Ferrer & Company PSC*

24	Powers of Attorney (included on signature page)*

*	Previously filed.

Item 17.    Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. provided, however, that no statement made in a Registration Statement or incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on January 11, 2006.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ J. WILLIAM BLACKHAM
J. William Blackham President and Chief Executive Officer

By:	/s/ RAYMOND D. MARTZ
Raymond D. Martz Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIAM P. BUTLER* William P. Butler	Chairman of the Board of Directors	January 11, 2006

/s/ J. WILLIAM BLACKHAM J. William Blackham	President, Chief Executive Officer and Director	January 11, 2006

/s/ ROBERT J. KOHLHEPP* Robert J. Kohlhepp	Director	January 11, 2006

/s/ FRANK C. MCDOWELL* Frank C. McDowell	Director	January 11, 2006

/s/ LOUIS D. GEORGE* Louis D. George	Director	January 11, 2006

/s/ THOMAS R. ENGEL* Thomas R. Engel	Director	January 11, 2006

/s/ THOMAS E. COSTELLO* Thomas E. Costello	Director	January 11, 2006

/s/ THOMAS E. BANTA* Thomas E. Banta	Director	January 11, 2006

/s/ PAUL S. FISHER* Paul S. Fisher	Director	January 11, 2006

*By:	/s/ J. WILLIAM BLACKHAM
J. William Blackham Attorney-in-fact